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                                                                      EXHIBIT 15




May 2, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated October 22, 2001 and January 23, 2002 on our reviews of interim financial information of Regis Corporation (the "Company") as of and for the periods ended September 30, 2001 and December 31, 2001 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated May 2, 2002.

Very truly yours,



PricewaterhouseCoopers LLP